Exhibit 10.7

INTELLECTUAL PROPERTY SECURITY AGREEMENT

1.           Identification.

This Intellectual Property Security Agreement (the “Agreement”), dated as of August 5, 2013 is entered into by and between Merriellyn Kett, an individual (“Grantor”) and Global Digital Solutions, Inc., a New Jersey corporation (“GDSI” or the “Lender”).

2.           Recitals.

2.1         On or about March 15, 2013, the Lender made or committed to make a loan to Airtronic USA, Inc. (“Debtor”), as evidenced by: (a) the Bridge Loan Modification and Ratification Agreement dated March 15, 2013 (“First Modification”); (b) the Debtor in Possession Note Purchase Agreement dated October 22, 2012 (“Purchase Agreement”); (c) the Security Agreement dated October 22, 2012 (“Security Agreement”); and (d) the 8 14 % Secured Promissory Note dated October 22, 2012 (“Original Note”) (collectively, the “Original Loan Documents”).

2.2        As provided in the Original Note, the maturity date of the Original Note is “the date the Bankruptcy Court has discharged the Bankruptcy Case.” The Debtor filed its plan of reorganization (the “Plan”) in the Bankruptcy Case, as that term is defined in the Purchase Agreement. GDSI consented to the filing of the plan, and approved of all of the terms and conditions contained therein. Pursuant to the Plan, as may be amended with GDSI’s consent, on the GDSI Transaction Closing Date (as defined in the Plan), the GDSI Transaction (as defined in the Plan) shall be consummated, at which time, among other things, GDSI will acquire 70% of the issued and outstanding capital stock of the Debtor, as reorganized, and all amounts due and owing under the Original Note shall be credited to the GDSI Note Receivable (as defined in the Plan) in the original principal amount of $2 million.

2.2        Thereafter, Lender made or committed to make further loans to Debtor pursuant to the 814% Secured Promissory Note dated as of August 5, 2013 (“New Note”) and the Second Bridge Loan Modification and Ratification Agreement between Lender and Debtor dated as of August 5, 2013 (“Second Modification”) (collectively with the Original Loan Documents, the “Loan Documents”).

2.3         Grantor is Chief Executive Officer of the Debtor and signatory to the Loan Documents on behalf of the Debtor.

2.4         In consideration of the loans made by Lender to Debtor pursuant to the Loan Documents or otherwise (the “Loan”) and for other good and valuable consideration, and as security for the performance by Debtor of its obligations under the Loan Documents, and as security for the repayment of the Loan and all other sums due from Debtor to the Lender arising under the Loan Documents and any other agreement between or among them, Grantor, for good and valuable consideration, receipt of which is acknowledged, desires to grant to the Lender a first priority security interest senior to all other security interests in the Intellectual Property Collateral (as such term is defined herein), on the terms and conditions hereinafter set forth. Obligations (as defined in the Purchase Agreement) include all future advances and loans by the Lender to Debtor that may be made pursuant to the Purchase Agreement, Loan Documents or any other agreements.

2.5         Capitalized terms not defined but employed herein shall have the meanings attributed to them in the Loan Documents and the Plan. In the event of a conflict between defined terms in the Loan Documents and defined terms in the Plan, defined terms in the Loan Documents shall prevail.

3.           Creation of Security.

3.1         Grant of Security Interest.

As collateral security for the prompt and complete payment and performance of all of Debtor’s present or future Obligations under the Loan Documents and repayment of the Loan, Grantor hereby grants a first priority security interest, senior to all other security interests, in all of Grantor’s right, title and interest in, to, and under her registered intellectual property collateral (all of which shall collectively be referred to as the “Intellectual Property Collateral”), including, without limitation, the following:

(a)         Any and all patents, patent applications, and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions, and/or continuations-in-part of the same, set forth on Exhibit A hereto (collectively, the “Patents”);

(b)         Any and all trademark and/or service mark rights, slogans, trade dress, trade names, and trade styles, whether registered or not, applications to register, and registrations of same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks, set forth on Exhibit B hereto (collectively, the “Trademarks”);

(c)         Any and all claims for damages by way of past, present, and/or future infringements of any of the Copyrights, Patents and Trademarks described above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the rights described above;

(d)         Any and all amendments, extensions, or renewals of any of the Copyrights, Patents and Trademarks; and

(e)         Any and all proceeds and products of the foregoing rights, including without limitation all payments under any insurance policy or policies or any indemnity or warranty payable in respect of any of the foregoing.

Provided, however, that notwithstanding any of the other provisions herein (and notwithstanding any recording of the Lender’s Lien made in the United States Patent and Trademark Office, United States Copyright Office, or other registry office in any other jurisdiction), this Agreement shall not constitute a grant of security interest in any property to the extent that such grant of a security interest is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing or giving rise to Grantor’s right to use such property, or would result in the forfeiture of Grantor’s rights in the property including, without limitation, any Trademark applications filed in the United States Patent and Trademark Office on the basis of Grantor’s “intent to use” such Trademark, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act, 15 U.S.C. 1051, et seq., to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application.

Furthermore, notwithstanding any other provisions herein, this Agreement shall not grant a security interest in any property unless and until Lender has advanced $550,000 to Debtor pursuant to the New Note.

3.2        Additional Security Interests. This security interest in the Intellectual Property Collateral is granted in conjunction with the security interest granted to Lender under the Security Agreement and/or other Loan Documents. The rights and remedies of Lender with respect to the security interest in the Intellectual Property Collateral are in addition to those set forth in the Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power, and remedy of Lender provided for herein or in the Loan Documents, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power, or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers, or remedies provided for in this Intellectual Property Security Agreement, or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the concurrent or later exercise by any person or entity, including Lender, of any or all other rights, powers, or remedies.

3.3        Authorizations. Grantor irrevocably authorizes Lender to file at any time in any relevant jurisdiction any initial financing statements with respect to the Intellectual Property Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code, or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment. Lender is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country or jurisdiction) such documents as may be necessary or advisable for the purposes of perfecting, confirming, continuing, enforcing, or protecting its security interest in the Intellectual Property Collateral, without the signature of Grantor, and naming Grantor as debtor and Lender as secured party.

4.           Covenants and Warranties. Grantor represents, warrants, covenants, and agrees as follows:

(a)         This Agreement creates, and in the case of any After-Acquired Intellectual Property (as defined in Section 4(f), below), will create, at the time Grantor first has rights in such After-Acquired Intellectual Property, in favor of Lender, in each case, a valid and perfected first priority security interest and collateral assignment in the Intellectual Property Collateral in the United States securing the payment and performance of the Obligations evidenced in the Loan Documents.

(b)         Grantor is now an owner of the Intellectual Property Collateral, free and clear of any and all liens, assignments, prior security interests, or otherwise, except for non-exclusive licenses granted by Grantor to Debtor’s customers in the ordinary course of business, and has full power and authority to grant a first-priority security interest in the Intellectual Property Collateral to Lender hereunder, without the consent of any other person or entity.

(c)         Performance of this Agreement does not conflict with or result in a breach of any material agreement to which Grantor is a party or otherwise bound. Grantor shall remain liable to perform all obligations under the terms of any contract, agreement, or instrument relating to the Intellectual Property Collateral (in whole or in part), and Grantor agrees to indemnify and hold harmless Lender from and against any and all liability for such performance or failure to perform.

(d)         During the term of this Agreement, Grantor will not: (1) transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of Debtor’s business or as otherwise permitted by this Agreement; (2) divest herself of any right under, in, or to the Intellectual Property Collateral except as permitted herein, absent prior written approval of the Lender; or (3) enter into any agreement that would materially impair or conflict with Grantor’s obligations under this Agreement without Lender’s express written consent, which consent will not be unreasonably withheld. Notwithstanding anything to the contrary herein, nothing in this Agreement prevents Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate, or be put into the public domain, any Intellectual Property Collateral if Grantor determines in her reasonable business judgment that such discontinuance is desirable in the conduct of her or Debtor’s business.

(e)         To the best of Grantor’s knowledge, each of the Trademarks, Patents, and Copyrights is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made in writing that any part of the Intellectual Property Collateral violates the rights of any third party.

(f)          Grantor shall advise Lender of any ownership right of Grantor in or to any Trademark, Patent, or Copyright arising after the date of this Agreement (“After-Acquired Intellectual Property”). Grantor agrees that, should she obtain an ownership or other interest in After-Acquired Intellectual Property: (1) the provisions of this Agreement shall automatically apply thereto; and (2) any such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement.

(g)         Grantor shall, at her own expense: (1) protect, defend, and maintain the validity and enforceability of the Trademarks, Patents, and Copyrights, including, but not limited to, timely filing and paying all maintenance fees for Patents and all renewal fees for Trademarks and/or Copyrights; (2) use reasonable commercial efforts to detect infringements of the Trademarks, Patents, or Copyrights and promptly advise Lender in writing of material infringements detected; and (3) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited, dedicated to the public or placed into the public domain, or otherwise become invalid or unenforceable, without the written consent of Lender, which shall not be unreasonably withheld.

(h)         Grantor shall take such further actions as Lender may reasonably request from time to time to perfect or continue the perfection of Lender’s security interest in the Intellectual Property Collateral, including, but not limited to, the payment of any fees and/or taxes required in connection with the granting of the security interest in the Intellectual Property Collateral to Lender, and the filing of any financing statements or other documents in connection herewith or therewith.

(i)          To Grantor’s knowledge, no authorization, approval, or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either: (1) for the grant by Grantor of the security interest granted under this Agreement, or for the execution, delivery, or performance of this Agreement by Grantor in the United States; or (2) for the perfection in the United States or the exercise by Lender of its rights and remedies under this Agreement.

(j)           All information heretofore, herein, or hereafter supplied to Lender by or on behalf of Grantor with respect to the Intellectual Property Collateral is true and correct in all material respects.

(k)         Grantor will promptly notify Lender in writing of: (1) any event that materially adversely affects the value of the Intellectual Property Collateral; (2) any event that adversely affects the ability of Grantor to dispose of any material Intellectual Property Collateral; (3) any event that materially adversely affects the rights and remedies of Lender in relation to the Intellectual Property Collateral; and (4) any threatened or filed legal, equitable, or administrative claims or proceedings that are reasonably likely to affect or impair any of the rights of the Lender under this Agreement or in the Intellectual Property Collateral in any material respect.

(l)          Grantor, at her sole cost and expense, will protect and defend this Agreement, all of the rights of the Lender hereunder, and the Intellectual Property Collateral against the claims and demands of all other persons or entities.

5.           Performance By Lender. If Grantor fails to perform any material covenant, agreement, duty or obligation of Grantor under this Agreement, Lender may, at any time or times in its discretion, take action to effect performance of such obligation. All amounts expended by the Lender in so doing shall become part of the Debtor’s obligations secured hereby, and shall be immediately due and payable by Grantor to the Lender upon demand and shall bear interest at the highest legal amount allowed by law from the dates of such expenditures until paid. No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

6.           Further Assurances; Attorney in Fact.

(a)         On a continuing basis, Grantor will, at any time upon request by Lender, make, execute, acknowledge, and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be requested by Lender, to perfect Lender’s security interest in all Licenses, Copyrights, Patents, and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Lender the grant or perfection of a security interest in all Intellectual Property Collateral, provided that Grantor shall not be required to register any Intellectual Property Collateral that Grantor determines, consistent with reasonable business practices, need not be registered.

(b)         In addition to Section 6(a) above, Grantor shall not register any Copyrights in the United States Copyright Office unless Grantor: (1) has given at least fifteen (15) days’ prior written notice to Lender of Grantor’s intent to register such Copyrights and has provided Lender with a copy of the application Grantor intends to file with the United States Copyright Office; (2) executes a security agreement or such other documents as Lender may reasonably request in order to maintain the perfection and priority of Lender’s security interest in the Copyrights Grantor proposes to register with the United States Copyright Office; and (3) records such security agreement or other such documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Grantor shall promptly provide to Lender evidence of the recording of the security agreement or other such documents necessary for Lender to maintain the perfection and priority of its security interest in such Copyrights.

(c)         Grantor shall provide written notice to Lender of any application filed by Grantor in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

(d)         Grantor hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender’s officers, employees, or agents designated by Lender) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Lender, or otherwise, from time to time in Lender’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including: (1) to modify, in Lender’s sole discretion, this Agreement without first obtaining Grantor’s approval of or signature to such modification, by amending Exhibit A, Exhibit B, or Exhibit C hereto, as appropriate, to include reference to any right, title, or interest in any Copyrights, Patents, Licenses or Trademarks acquired by Grantor after the execution of this Agreement, or to delete any reference to any right, title, or interest in any Copyrights, Patents, or Trademarks in which Grantor no longer has or claims any right, title, or interest; and (2) to file, in Lender’s sole discretion, one or more financing or continuation statements and/or amendments thereto, or other notice filings or notations in appropriate filing offices, relative to any of the Intellectual Property Collateral, without notice to Grantor, within all appropriate jurisdictions, as Lender deems appropriate, in order to perfect or protect Lender’s interest in the Intellectual Property Collateral.

In addition, on such periodic basis as Lender shall require, Grantor shall: (x) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Grantor during the prior period; (y) cause all Patents, Copyrights, and/or Trademarks acquired or generated by Grantor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Grantor’s ownership thereof; and (z) cause to be prepared, executed, and delivered to Lender supplemental schedules to the Exhibits to this Agreement to identify such Patents, Copyrights, Licenses and/or Trademarks as being subject to the security interests created hereunder.

7.           Event of Default.

An event of default (“Event of Default”) shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Loan Documents, except an Event of Default under this Agreement shall not be triggered solely because Lender deems itself insecure. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, and the Lender may dispose of the Intellectual Property Collateral as provided below. A default by Debtor of any of its material obligations pursuant to any of the Loan Documents, or a default of Grantor of any of her material obligations pursuant to this Agreement, shall also constitute an Event of Default hereunder and an “Event of Default” as defined in the Loan Documents.

8.          Remedies Upon Default.

8.1         Upon and after any Event of Default which is then continuing, and if such Event of Default is not cured by Grantor within seven (7) days after receipt of written notice thereof from Lender, then the Lender may exercise its rights with respect to each and every component of the Intellectual Property Collateral, without regard to the existence of any other security or source of payment, in order to satisfy the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of Illinois.

8.2         If an Event of Default occurs and is continuing, and if such Event of Default is not cured by Grantor within seven (7) days after receipt of written notice thereof from Lender, Grantor agrees to deliver each item of Intellectual Property Collateral to Lender on demand, and Lender shall have the right, at the same or different times, with respect to any Intellectual Property Collateral, on demand, to cause its security interest in any Intellectual Property Collateral to become an assignment, transfer, and conveyance of any or all such Intellectual Property Collateral by Grantor to Lender, or to license or sublicense, whether special, general or otherwise, and whether on an exclusive or non-exclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as Lender shall determine, and, generally, to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code in any applicable jurisdiction or other applicable law. The use of any such license or sublicense by Lender may be exercised, at Lender’s option, during the continuation of an Event of Default; provided, that any permitted license, sublicense, or other transaction entered into by Lender in accordance herewith shall be binding upon Grantor notwithstanding any subsequent cure of an Event of Default. Notwithstanding the foregoing, nothing in this Section shall require Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification, or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted, to the extent permitted by the Loan Documents, with respect to such property.

Without limiting the generality of the foregoing, if an Event of Default occurs and is continuing, and if such Event of Default is not cured by Grantor within seven (7) days after receipt of written notice thereof from Lender, Grantor agrees that the Lender shall have the right, subject to applicable law and the notice requirements described in Section 8.3 below, to sell or otherwise dispose of all or any part of the Intellectual Property Collateral securing the Obligations at a public or private sale, for cash, upon credit, or for future delivery as Lender shall deem appropriate. Each such purchaser at any sale of Intellectual Property Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

8.3         Lender shall give Grantor five (5) days’ written notice (which Grantor agrees is reasonable notice within the meaning of the Uniform Commercial Code or other applicable law) of the Lender’s intention to make any sale of Intellectual Property Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times as within ordinary business hours and at such place or places as Lender may fix and state in the notice (if any) of such sale. At any such sale, the Intellectual Property Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may determine in its sole discretion. The Lender shall not be obligated to make any sale of any Intellectual Property Collateral if Lender shall determine not to do so, regardless of the fact that notice of sale of such Intellectual Property Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Intellectual Property Collateral is made on credit or for future delivery, the Intellectual Property Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any purchaser or purchasers shall fail to take up and pay for the Intellectual Property Collateral so sold and, in case of any such failure, such Intellectual Property Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Intellectual Property Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Illinois Uniform Commercial Code or its equivalent in other jurisdictions. The rights granted in this Section are in addition to any and all rights available to the Lender under the Uniform Commercial Code.

8.4        All proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of Intellectual Property Collateral shall be applied (after deduction of any amounts payable to the Lender pursuant to the terms of this Agreement) against the Obligations. Upon payment in full of all Obligations, Grantor shall be entitled to the return of all Intellectual Property Collateral which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Intellectual Property Collateral (unless another person is legally entitled thereto).

9.          Miscellaneous.

9.1         Expenses. Grantor shall pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Lender incurs in connection with: (a) the sale, collection or other enforcement or disposition of the Intellectual Property Collateral; (b) the exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations upon breach or threatened breach; and (c) failure by Grantor to perform and/or observe any agreements of Grantor contained herein which are performed by the Lender. Notwithstanding the foregoing, nothing in this Section 9.1 is intended to or shall alter the terms of Section 5 above.

9.2        Waivers, Amendment, and Remedies. No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Grantor therefrom shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

9.3        Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail), or two business days after being sent via FedEx or other nationally recognized overnight delivery service for overnight delivery to the party to receive the same at the address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Grantor:

Merriellyn Kett
c/o Airtronic USA, Inc.
1860 Jarvis Avenue
Elk Grove Village, IL 60007

With a copy (which shall not constitute notice) to:

Swanson, Martin & Bell, LLP
2525 Cabot Drive, Suite 204
Lisle, IL 60532
Attn: Charles S. Stahl, Jr.

and to:

Kamensky Rubinstein Hochman & Delott LLP
7250 North Cicero Avenue, Suite 200
Lincolnwood, IL 60712
Attn: Lee J. Levin

To Lender:

Global Digital Solutions, Inc.
777 South Flagler Drive, Suite 800W
West Palm Beach, FL 33401
Attn: Richard J. Sullivan

With a copy (which shall not constitute notice) to:

Global Digital Solutions, Inc.
14 Saint George Pl.
Palm Beach Gardens, FL 33418
Attn: David A. Loppert

and to:

Greiman, Rome & Griesmeyer, LLC
24115 West 103rd Street, Suite B
Naperville, IL 60564
Attn: Beau T. Greiman, Esq.

Any party may change its address by written notice in accordance with this Section.

9.4        Term; Binding Effect. This Agreement shall: (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Grantor, and her heirs, successors, and permitted assigns; and (c) inure to the benefit of the Lender and its successors and assigns.

9.5         Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions of this Agreement and have no legal or other significance whatsoever.

9.6         Governing Law; Venue; Severability.

(a)         All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to the principles of conflicts of law thereof. The Grantor and the Lender each agree that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement shall be commenced in the state and/or federal courts sitting in the County of Cook, State of Illinois (the “Illinois Courts”). Grantor and Lender waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

(b)         Except as set forth above, each of the Grantor and the Lender hereby irrevocably submit to the exclusive jurisdiction of the Illinois Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Agreement), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. The Grantor and the Lender each hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Grantor and the Lender hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7         Integration. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter of this Agreement and supersedes all prior agreements, written or oral, on the subject matter of this Agreement. This Agreement was drafted with the joint participation of Grantor and Lender and shall be construed neither for nor against either party.

9.8         Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

10.         Termination; Release. When the Obligations have been indefeasibly paid and performed in full pursuant to the terms of the Loan Documents, this Agreement shall be terminated, and the Lender, at the request and sole expense of the Grantor, will execute and deliver to the Grantor the proper instruments (including UCC termination statements) acknowledging the termination of the Agreement, and duly assign, transfer and deliver to the Grantor, without recourse, representation or warranty of any kind whatsoever, such of the Intellectual Property Collateral, as may be in the possession of the Lender.

11.           Lender Powers. The powers conferred on the Lender hereunder are solely to protect the Lender’s interest in the Intellectual Property Collateral and shall not impose any duty on it to exercise any such powers. Lender hereby agrees to comply with the International Trafficking in Arms Regulations, ATF regulations, DDTC regulations and any related regulations (collectively, the “Applicable Regulations”), and to the extent any terms and provisions in this Agreement, including the granting of any powers or authority, contravene any Applicable Regulations, such terms and provisions are hereby limited to conform with such Applicable Regulations. To the extent the terms and provisions in this Section conflict with any other provisions in this Agreement, the terms in this Section will prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Intellectual Property Security Agreement, as of the date first written above.

“GRANTOR” MERRIELLYN KETT

Merriellyn Kett

LENDER”

GLOBAL DIGITAL SOLUTIONS, INC.

By:	/s/ William J. Delgado
Printed Name:	William J. Delgado
Printed Title:	CEO

EXHIBIT A

PATENTS

Patent Name	Application No.	Filing Date	Applicant Name

1. Improved Rocket-Propelled Grenade Launcher with Picatinny Rail Mount System	61607751	March 7, 2012	Merriellyn Kett
2. Improved Grenade Launcher with Extended Receiver and Picatinny Rail Mount System	61601840	Feb. 22, 2012	Merriellyn Kett

EXHIBIT B

TRADEMARKS

Word Mark	Serial No.	Filing Date	Status

1. MK 777 Airtronic USA	85415967	Sept. 6, 2011	Live

2. Airtronic USA	85385141	Feb. 21, 2012	Live

3. MK 777	85385153	July 29, 2011	Live

4. RPG-7(USA)	85385162	July 29, 2011	Live